Consent of Independent Auditors



The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:

We consent to the use of our reports dated February 3, 1998 and February 27, 1998 included herein in this Post-Effective Amendment No. 9 to Registration Statement (No. 333-01107) on Form N-4 and to the references to our firm under the headings, "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.







                                         /S/  KPMG Peat Marwick LLP



Hartford, Connecticut
April 7, 1998